Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-225230), Form S-4 (File No. 333-229510), and Form S-8 (File No. 333-233864) of Immunic, Inc. of our report dated March 16, 2020,  relating to the consolidated financial statements of Immunic, Inc. and the effectiveness, of internal control over financial reporting, which appear in this annual report on Form 10-K for the year ended December 31, 2019.

/s/ Baker Tilly Virchow Krause, LLP

Minneapolis, Minnesota
March 16, 2020